Exhibit 10.4

August 14, 2026

MSP Recovery, Inc.

MSP Recovery, LLC

3525 NW 7th St

Miami, FL 33125

Attention:	Special Committee of the Board of Directors of MSP Recovery, Inc.
Tom Hawkins (tomhawkins61@gmail.com)
Roger Meltzer (roger.meltzer@us.dlapiper.com)

RE:	One-time Limited Advance—Conditions Under Master Transaction Agreement, Security Agreement, and LLCA

Dear Messrs. Hawkins and Meltzer:

Reference is made to:

(i)	the Master Transaction Agreement entered into as of March 9, 2022, by and among Virage Recovery Master LP (“VRM”), Series MRCS, a series of MDA, Series LLC, John H. Ruiz, an individual (“Ruiz”), Frank C. Quesada, an individual (together with Ruiz, the “MRCS Principals”), Virage Capital Management LP (“Virage”), MSP Recovery, LLC (“MSP Recovery”), La Ley con John H. Ruiz, d/b/a MSP Recovery Law Firm, and MSP Law Firm, MSP Recovery, Inc. f/k/a Lionheart Acquisition Corporation II (“Parent”), and Lionheart II Holdings, LLC (“Purchaser”), as amended April 11, 2023, November 13, 2023, and March 26, 2024 (the “MTA”);

(ii)	the Fifth Amended and Restated Limited Liability Company Agreement of VRM MSP Recovery Partners, LLC (the “JV Entity”) dated August 1, 2020 (as amended by Amendment No. 1 thereto dated December 1, 2020, Amendment No. 2 thereto dated March 9, 2022, and Amendment No. 3 thereto dated July 28, 2023, the “LLCA”);

(iii)	the Guaranty Agreement made as of March 9, 2022 (the “Guaranty”), by Parent, Purchaser, the MRCS Principals, and MSP Recovery (each of the foregoing, a “Guarantor”) to VRM;

(iv)	The Amended and Rested Security Agreement dated as of September 11, 2023, by and among MSP Recovery, Parent, Purchaser, other grantors listed therein, and VRM, as amended on November 13, 2023, March 26, 2024, September 16, 2024 and August 26, 2025 (the “Security Agreement”);

(v)	The Term Sheet dated February 18, 2025, related to certain matters under the MTA (collectively with the MTA, LLCA, Guaranty, and the Security Agreement and related documents, the “Transaction Documents”); and

(vi)	The letter agreement dated July 8, 2026, re: Additional Limited Advance – Conditions Under Master Transaction agreement, Security Agreement and LLCA, as amended, modified, or supplemented by that addendum dated August 4, 2026, and the addendum dated August 11, 2026 (the “July 8 Agreement”).

Unless otherwise stated, any capitalized term used but not defined herein has the meaning ascribed to such term in the July 8 Agreement. This letter agreement (the “Third Addendum”) serves as an addendum to the July 8 Agreement. All the terms of the July 8 Agreement remain in full force and effect unless otherwise specifically stated in this letter agreement.

The Special Committee, on behalf of the MSP Companies, requested that the JV Entity and/or VRM advance, and VRM has advanced, $26,825.00 (the “Additional Advance”) for additional ongoing operational expenses of the MSP Companies. The parties agree that the terms of the July 8 Agreement apply to the Additional Advance:

1.	The use of the proceeds of the Additional Advance will be used only for payroll and Amazon Web Services.

The Additional Advance is a one-time advance and does not imply or guaranty any future such advance from VRM or the JV Entity. The JV Entity, VRM, and Virage reserve all rights under the Transaction Documents and the Prior Consents.

This letter agreement and the transactions contemplated hereby are not intended to be, and must not be construed to be, a novation of any of the obligations owing by the MSP Companies under or in connection with the Transaction Documents or Prior Consents. Nothing in this letter agreement is intended to affect the priority of any of VRM’s liens provided for in the Transaction Documents.

If you agree with the foregoing, please countersign this Third Addendum where provided below. By executing this Third Addendum, the Special Committee represents and warrants that it has the authority to bind the MSP Companies with respect to the subject matter hereof.

[Signature Page Follows]

Sincerely,

Virage Capital Management LP, for and on behalf of VRM MSP Recovery Partners LLC and Virage Recovery Master LP

By:	Virage LLC, its general partner

By:
	Name:	Edward Ondarza
	Title:	Manager

MSP Recovery, LLC

By:
Name:	Tom Hawkins
Title:	Member of the Special Committee
Date:

MSP Recovery, Inc

By:
Name:	Tom Hawkins
Title:	Member of the Special Committee
Date: